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                                                                    EXHIBIT 10.4

                               HALLIBURTON COMPANY
                   TRADEMARK ASSIGNMENT AND LICENSE AGREEMENT

          THIS TRADEMARK ASSIGNMENT AND LICENSE Agreement (this "Agreement"), effective as of April 10, 2001 (the "Effective Date"), is entered into by and between Halliburton Company, having a principal place of business at 3600 Lincoln Plaza, 500 N. Akard St., Dallas, Texas 75201-3391, hereinafter referred to as "ASSIGNOR," and Dresser, Inc. having a principal place of business at 2601 Beltline Road, Carollton, Texas, 75006, hereinafter referred to as "ASSIGNEE."

          WHEREAS, ASSIGNOR and its Affiliates have adopted and are using the mark "DRESSER" and "DRESSER and Design" as trademarks and service marks for a broad range of goods and services in the United States and elsewhere throughout the world, and has on file with the trademark offices of various countries pending trademark and service mark applications and registrations covering the above-mentioned Marks, a listing of which is attached hereto as Appendix A (hereinafter collectively referred to as the "Marks");

          WHEREAS, ASSIGNEE is acquiring substantially all of the capital stock of the Dresser, Inc., pursuant to a certain Amended and Restated Agreement and Plan of Recapitalization among ASSIGNOR, DEG Acquisitions, LLC and the Seller named therein dated as of April 10, 2001 (the "Recapitalization Agreement"), and as a condition to the completion of the transactions contemplated by the Reorganization Agreement ASSIGNOR and ASSIGNEE are entering into this Agreement pursuant to which ASSIGNEE will acquire any and all right, title and interest in and to the Marks together with the goodwill of the business symbolized thereby, subject to the Existing Licenses (as defined below), the General License (as defined below) and the Exclusive License (as defined below); and

          WHEREAS, ASSIGNOR and ASSIGNEE agree that ASSIGNEE shall not use the name DRESSER INDUSTRIES, that ASSIGNEE shall be limited in its use of the Marks in the Upstream Oilfield Business (as defined below) for the period of time set forth herein, and that covenants of ASSIGNEE set forth below are necessary and reasonable to ensure that the parties' intentions in these regards are fulfilled during the term hereof;

          NOW, THEREFORE, in consideration of the mutual covenants of the parties, the execution of the Recapitalization Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the parties hereby agree as follows:


                            ARTICLE 1 -- DEFINITIONS

          1.1 Definitions. Whenever used in this Agreement, the following terms shall have the meaning ascribed to them in this Article 1, whether plural or singular.

          "Affiliate" of a specified entity shall mean an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified. For the purpose of this definition, "control" means (a) the legal or

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          beneficial ownership of: (i) 50% or more of the outstanding voting stock of a company; or (ii) 50% or more of the equity of a company, partnership or joint venture; or (b) the power to direct (whether directly or through one or more intermediaries) the management or policies of an entity.

          "Assignment" shall have the meaning ascribed to such term in Section 2.1.

          "Existing Licenses" shall have the meaning ascribed to such term in
          Section 8.1.

          "Exclusive License" shall have the meaning ascribed to such term in
          Section 2.3.

          "General License" shall have the meaning ascribed to such term in
          Section 2.2.

          "Investor Group" shall mean any one or more of First Reserve Corporation, Odyssey Investment Partners, LLC and each of their affiliated investment partnerships and portfolio investments.

          "Subsidiary" shall mean any entity in which Dresser, Inc. holds any direct or indirect interest.

          "Upstream Oilfield Business" shall mean the upstream oilfield business of the ASSIGNOR as described in Appendix B hereto.

                      ARTICLE 2 -- ASSIGNMENT AND LICENSES

          2.1 Assignment. ASSIGNOR hereby assigns to ASSIGNEE all right, title and interest in and to the Marks, together with the goodwill of the business symbolized thereby, and all rights to damages and profits, due or accrued, arising out of past infringements of the Marks, and the right to sue for and recover the same (the "Assignment"); provided, however, that ASSIGNEE agrees and acknowledges that the Assignment is subject to and encumbered by all outstanding license agreements between ASSIGNOR, its Affiliates and third parties in effect as of the Effective Date, as more fully set forth in Section
          8.1. Subject to the foregoing, ASSIGNOR will execute such further assurances as may reasonably be required in order to permit ASSIGNEE to hold and enjoy the Marks. It is the intention of Assignor to assign hereby to Assignee all of the trademarks and service marks using the mark "DRESSER" and "DRESSER and Design" in connection with the sale, promotion, design, manufacture or development of products or services in the United States and elsewhere throughout the world, that are on file with the trademark offices of various countries on behalf of ASSIGNOR and its Affiliates. ASSIGNOR covenants and agrees to execute subsequent assignments or amendments to this Assignment conveying any additional Marks which Assignor may own relating to the Dresser name or design which ASSIGNOR may discover from time to time.

          2.2 General License to Marks. ASSIGNEE grants to ASSIGNOR and its Affiliates as of the date hereof a nonexclusive, irrevocable, worldwide, royalty-free and nontransferable license to use the Marks for a transition period of up to three years to ASSIGNOR to effect

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          promptly, using commercially reasonable efforts, the liquidation and/or change the names of those specific entities which are using the Marks as of the Effective Date other than Dresser, Inc. and its Subsidiaries. This limited license is not transferable, perpetual, exclusive, irrevocable, worldwide, and royalty free. All of the license rights conveyed in this Section 2.2 shall comprise the "General License."

          2.3 Exclusive License to "Dresser Industries" Name. Independent from the General License granted in Section 2.2, ASSIGNEE grants to ASSIGNOR and its Affiliates as of the date hereof a perpetual, exclusive, irrevocable, worldwide, royalty-free and nontransferable license to use the name "DRESSER INDUSTRIES"; provided, however, that neither ASSIGNOR nor any of its Affiliates shall use or sublicense the "DRESSER INDUSTRIES" name, directly or indirectly, in connection with the raising of capital, the sale, promotion, design, manufacture or development of goods or services or other activity which would create confusion in the capital markets or with customers of ASSIGNEE and its Affiliates regarding ASSIGNEE's ownership of the Marks. In addition, ASSIGNEE grants to ASSIGNOR the limited license to use the "Dresser Industries, Inc." name for use as a holding company name and not for use (i) in the sale, promotion, design, manufacture, development or delivery of any product or service or (ii) in commerce, fundraising or financing activities. All of the license rights conveyed in this
          Section 2.3 shall comprise the "Exclusive License."

                       ARTICLE 3 -- COVENANTS OF ASSIGNEE

          3.1 Covenant Not to Use Marks in Upstream Oilfield Business. For a period of seven years following the Effective Date, ASSIGNEE covenants and agrees that it and its Affiliates will not use or license the Marks directly in connection with the sale, promotion, design, manufacture or development of goods or services in the Upstream Oilfield Business. The foregoing prohibition against use and licensing the Marks includes, without limitation, any contract or agreement by the Assignee or any Affiliates thereof under which the Assignee or such Affiliate purports to transfer to a third person, or permit a third person to use, any of the Marks; provided, however, that after the third anniversary of the Effective Date, ASSIGNEE may identify its Upstream Oilfield Businesses, if any, as being a "Dresser Company" (assuming that Dresser, Inc. is the ASSIGNEE or parent entity of the ASSIGNEE).

          3.2 Covenant Not to Use the Marks. For a period of three years following the Effective Date, no ASSIGNEE or ASSIGNEE Affiliate (for purposes of clarity, this shall not include affiliates of the Investor Group, other than Dresser, Inc. and its Subsidiaries) shall, during a period of time where a direct or indirect parent entity of such Affiliate uses the Marks, directly or indirectly (whether as owner, partner, contractor or otherwise), engage in any activity that is competitive with ASSIGNOR or its Affiliates in the Upstream Oilfield Business anywhere in the world, whether alone or on behalf of or in conjunction with any other person, persons, company, partnership or corporation. The parties hereto agree and acknowledge that this covenant is ancillary to the Recapitalization Agreement, and is

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          reasonably calculated to enforce covenants in the Recapitalization
          Agreement and this Agreement.

          3.3 Exceptions. Notwithstanding the foregoing provisions of this
          Article 3, nothing in this Agreement shall prohibit:

          (a) the ownership by the ASSIGNEE or any of its Affiliates (whether now existing or hereafter acquired or created) of less than 5% of the outstanding stock of any publicly-traded corporation engaged in an Upstream Oilfield Business;

          (b) the acquisition of the ASSIGNEE or any of its Affiliates by a third party whose operations involve an Upstream Oilfield Business;

          (c) the acquisition by the ASSIGNEE or any of its Affiliates of a third party which engages in an Upstream Oilfield Business, provided that the primary purpose of any such acquisition referred to in this clause (c) is not the acquisition of such Upstream Oilfield Businesses, and provided further that such Upstream Oilfield Business referred to in this clause (c) either
               (i), together with the revenues for any prior acquisition exempted from the provisions of this Article 3 by this clause
               (c)(i), accounts for less than U.S. $50,000,000 in revenues for the last fiscal year of such third party for which financial statements are available or (ii) is divested by the ASSIGNEE or its Affiliate within 270 days from the date it is acquired;

          (d) any action of the Investor Group and investments of and other entities controlled by the Investor Group, individually or in the aggregate, other than with respect to Dresser, Inc. and its Subsidiaries;

          (e) any commercial relationship (as distinguished from an equity relationship) where ASSIGNEE sells services or products which are currently provided by ASSIGNOR or are logical extensions of such businesses as provided in the last proviso of Appendix B; or

          (f) any joint venture relationship in which (1) the joint venture does not use any Dresser name, (2) the ASSIGNEE has a minority equity interest, (3) the services or products provided by the ASSIGNEE to such joint venture are currently provided, serviced, sold or manufactured by ASSIGNEE or are logical extensions of such businesses as provided in the last proviso of Appendix B and
               (4) ASSIGNOR has a minority and non-controlling role in the management of such joint venture.


              ARTICLE 4 -- INJUNCTIVE RELIEF AND LIQUIDATED DAMAGES
                       FOR BREACH OF COVENANTS BY ASSIGNEE

          4.1 Injunctive Relief for Breach of Covenants and Terms of Licenses. ASSIGNOR and ASSIGNEE agree and acknowledge that due to the important nature of the covenants set forth in Article 3 and the licenses granted pursuant to Article 2 any violation (in the case of Article 2, an "ASSIGNOR Breach" and, in the case of Article 3, an "ASSIGNEE Breach") thereof will result in immediate and irreparable harm to the non-breaching party. ASSIGNOR and ASSIGNEE recognize that the remedies of the non-breaching party at law may be inadequate, and that the non-breaching party shall have the right to injunctive relief in addition to any other remedy available to it. In the case of an Assignor Breach or an Assignee Breach, the non-breaching party shall have the right to a court-ordered injunction,

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          as well as any and all other remedies and damages, to compel the enforcement of the terms stated herein. If court action is taken to enforce this Agreement, the party prevailing in such action shall be entitled to reimbursement from the other party for its reasonable attorneys' fees and court costs.

                   ARTICLE 5 -- QUALITY OF GOODS AND SERVICES

          5.1 Quality Control. ASSIGNOR shall use the Marks only as described in this Agreement, and only in accordance with the guidance and directions furnished to ASSIGNOR by ASSIGNEE, or its representatives or agents, but the quality of the goods and services under the General License and the quality of the documentation shall always be reasonably satisfactory to ASSIGNEE or as reasonably specified by it. ASSIGNEE agrees and acknowledges that the manner in which ASSIGNOR is currently using the Marks fully meets the quality standards of ASSIGNEE.

                             ARTICLE 6 -- INSPECTION

          6.1 Inspection. ASSIGNOR shall permit an independent accounting firm selected by ASSIGNEE to inspect, at the expense of ASSIGNEE, the ASSIGNOR's use of the Marks during normal business hours and with at least 10 business days notice, for the purpose of ascertaining or determining compliance with Article 2 hereof. Such inspection shall occur no more than once annually. It shall be a condition to the exercise by ASSIGNEE of rights under this Article 6 that the accounting firm selected shall enter into an agreement with ASSIGNOR reasonably satisfactory to ASSIGNEE obligating the accounting firm to confidentiality prior to conducting such inspection. ASSIGNOR shall use its best efforts to cause its Affiliates to permit inspection by ASSIGNEE of such Affiliates' use of the Marks on the same terms as apply to inspection of ASSIGNOR.

                            ARTICLE 7 -- USE OF MARKS

          7.1 Compliance with Laws. When using the Marks under this Agreement, each party undertakes to comply substantially with all laws pertaining to service marks and trademarks in force at any time in the United States and all foreign jurisdictions in which the Marks are used.

          7.2 No Sublicensing. The ASSIGNOR and its Affiliates may not sublicense the Marks to any party.

                       ARTICLE 8 -- THIRD PARTY LICENSEES

          8.1 Assignment Subject to Third Party Licenses. The Assignment, the General License and the Exclusive License are subject to the rights to the Marks granted to Dresser-Rand

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          Company and Ingersoll-Dresser Pump Company arising in connection with the divestiture of the Dresser Rand and Ingersoll Dresser Pump joint ventures in February 2000 and granted to Bredero-Shaw.

          ARTICLE 9 -- DISCLAIMER OF WARRANTIES AND MUTUAL INDEMNITIES

          9.1 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THE RECAPITALIZATION AGREEMENT AND IN SECTION 2.1 HEREOF, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY AS TO OWNERSHIP OR TITLE TO THE MARKS, OR AS TO FREEDOM OF THE MARKS FROM PRE-EXISTING LICENSES, LIENS OR ENCUMBRANCES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MARKS. NEITHER PARTY ASSUMES ANY LIABILITY TO THE OTHER OR THIRD PARTIES IN CONNECTION WITH THE PERFORMANCE CHARACTERISTICS OF THE SERVICES OR GOODS RENDERED BY THE OTHER PARTY.


                            ARTICLE 10 -- TERMINATION

          10.1 Term. Except as otherwise provided herein, this Agreement shall remain in full force and effect in perpetuity.

          10.2 Termination. If ASSIGNOR makes an assignment of assets or business for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs or it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, the General License shall forthwith cease and terminate without any prior written notice or legal action by ASSIGNEE.

          10.3 Effect of Termination. Notwithstanding anything to the contrary, the Assignment is irrevocable and shall survive any termination of this Agreement. Furthermore, notwithstanding anything to the contrary, the Exclusive License set forth in Section 2.3 is perpetual and irrevocable, and shall not be terminated for any reason.

                        ARTICLE 11 -- OWNERSHIP OF MARKS

          11.1 ASSIGNEE's Ownership of the Marks. Subject to the Existing Licenses, ASSIGNOR and all parties to this agreement acknowledge ASSIGNEE's exclusive right, title in and to the Marks and any registrations that have issued or may issue thereon, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair part of such right, title and interest. In connection with its use of the Marks, ASSIGNOR shall not in any manner represent that it has any ownership in the Marks or registrations thereof, and both parties acknowledge that use of the Marks shall inure to the benefit of ASSIGNEE. Subject to the Exclusive License, which shall survive, upon termination of the General License in any manner provided herein, ASSIGNOR will

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         cease and desist from all use of the Marks in any way and will deliver up to ASSIGNEE or its duly authorized representatives all material and papers upon which the Marks appear; and; furthermore, ASSIGNOR will not at any time adopt or use without ASSIGNEE's prior written consent any word or mark that is likely to be similar to or confused with the

          Marks.

          11.2 Reasonable Assistance. ASSIGNOR shall take all reasonable steps to advise ASSIGNEE promptly of any infringement or apparent infringement as soon as it becomes known to ASSIGNOR and to provide information and other reasonable assistance in defense of such infringement, provide that ASSIGNEE shall reimburse ASSIGNOR for all out-of-pocket costs and expenses incurred in connection with such assistance. ASSIGNEE shall have sole authority to initiate and pursue legal proceedings, as it deems appropriate, for infringement of the Marks, and ASSIGNOR shall cooperate fully, at ASSIGNEE'S expense, with ASSIGNEE in respect of any such proceedings.

                           ARTICLE 12 -- MISCELLANEOUS

          12.1 Entire Agreement; Amendments. This Agreement and the Recapitalization Agreement (including the appendices attached hereto and thereto) constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the parties. No modification or amendment to this Agreement will be valid or binding unless reduced to writing and duly executed and delivered by the party to be bound thereby. No terms in any written order or acknowledgment that add to or change the terms of this Agreement shall be of any force or effect, whether or not the party receiving the same signs the order or acknowledgment or otherwise indicates its acceptance, unless such party expressly refers to the specific addition or change in question as a modification of this Agreement.

          12.2 Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown below, or at such other address as may be furnished in writing to the notifying party.

          12.3 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Any judicial proceeding brought against either of the parties hereto with respect to this Agreement shall be brought in the United States Federal Court for the Southern District of New York irrespective of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties hereto hereby consents to the exclusive jurisdiction of such court and waives any defense or opposition to such jurisdiction.

          12.4 Intentional Risk Allocation. ASSIGNOR AND ASSIGNEE EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE

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          NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM
          OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE SUBJECT MATTER OF THIS AGREEMENT.

          12.5 Effect of Partial Invalidity. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by competent authority, then: (a) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable will be unaffected; (b) the effect of the ruling will be limited to competent authority making the ruling; and
          (c) the provision(s) held wholly or partly invalid or unenforceable will be deemed amended, and such competent authority is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein.

          12.6 No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

          12.7 Survival of Covenants. The provisions of Article 1, Sections 2.1 and 2.3, Article 8, Article 9, Section 10.3 and Article 12 shall survive termination of this Agreement for any reason. Termination of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement that the parties have expressly agreed shall survive any such termination, remain to be performed or by their nature would be intended to be applicable following any such termination.

          12.8 Independent Parties. ASSIGNOR and ASSIGNEE are independent contractors. No partnership or joint venture is intended to be created by this Agreement, nor any principal-agent or employer-employee relationship. Neither party has, and neither party shall attempt to assert, the authority to make commitments for or to bind the other party to any obligation.

          12.9 Headings. The section headings and the table of contents used herein are for reference and convenience only, and shall not enter into the construction of this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision.

          12.10 Breaches by Affiliates. Each party shall be responsible for any action or omission by the Affiliates of such party which, if taken or made by such party, would constitute a breach of those provisions of this Agreement that are expressly binding upon Affiliates of such party.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.


ASSIGNOR                                     ASSIGNEE
Halliburton Company                          Dresser, Inc.
3600 Lincoln Plaza                           2601 Beltline Road
500 N. Akard St.                             Carollton, TX 75006
Dallas, TX 75201-3391                        (972) 417-1400 (Ph)
(214) 978-2600 (Ph)                          (972) 478-5088 (Fax)
(214) 978-2611 (Fax)

By:     /s/ DAVID A. REAMER             By:     /s/ FRANK P. PITTMAN
       -----------------------------           ---------------------------------
        David A. Reamer                         Frank P. Pittman
       -----------------------------           ---------------------------------
       Typed or Printed Name                   Typed or Printed Name

Title:  Sr. Vice President              Title:  Vice President
       -----------------------------           ---------------------------------

Date:   10 April 2001                   Date:
       -----------------------------           ---------------------------------


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